Exhibit 16.1

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C.  20549

Re:	RMR Industrials, Inc.

Ladies and Gentlemen:

We have read Item 4.01 of RMR Industrial, Inc.’s Current Report on Form 8-K dated January 26, 2015 captioned “Changes in Registrant’s Certifying Accountant,” and are in agreement with the statements contained therein, as they relate to our firm. We have no basis to agree or disagree with the other statements contained therein.

Respectfully submitted,

Weinberg & Baer, LLC

Baltimore, MD

January 26, 2015